                                                                Exhibit 99.1

[SOLUTIA logo]


                                              News


                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760
FOR IMMEDIATE RELEASE

-------------------------------------------------------------------------------

                                      MEDIA: Dan Jenkins (314) 674-8552
                                      INVESTORS: Tim Spihlman (314) 674-5206




                 SOLUTIA COMPLETES REFINANCING OF EURO NOTES

ST. LOUIS - AUGUST 1, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced that its subsidiary, Solutia Europe SA/NV ("SESA"), through its subsidiary Solutia Services International S.C.A./Comm. V.A., has successfully closed on a new EUR200 million loan due in 2011. The new loan is priced at an adjustable rate of EURIBOR plus a margin which currently yields a rate of approximately 5.75-6.50%. It replaces SESA's EUR200 million of 10% Senior Secured Notes that were due in 2008, which were redeemed today at a 3% redemption premium. Citigroup Global Markets Limited has fully underwritten the new loan.

         "This new loan will result in significant interest savings for Solutia," said Jim Sullivan, senior vice president and chief financial officer, Solutia Inc. "In addition, it provides us with greater flexibility to divest non-core assets. For example, we are now able to complete the previously announced sale of our Pharmaceutical Services business, which we expect to occur later this month."

                                    # # #

FORWARD LOOKING STATEMENT

         This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility;
(iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.

ST. LOUIS

8/1/06




                                     2